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                      AMENDMENT TO PARTICIPATION AGREEMENT

                                    Between

                     THORNBURG INVESTMENT MANAGEMENT, INC.
                           THRONBURG SECURITIES CORP

                                      And

                        HARTFORD LIFE INSURANCE COMPANY
                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

THIS AMENDMENT is made and entered into as of the 6th day of Sept, 2006 between Hartford Life Insurance Company ("Hartford"), Hartford Securities Distribution Company, Inc., Thornburg Investment Management, Inc., ("Advisor"), and Thornburg Securities Corp. a Delaware corporation ("Distributor").

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, the parties agree as follows:

1. Schedules A and B shall be replaced by the attached Schedules A and B.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE                      THORNBURG INVESTMENT
COMPANY                                      MANAGEMENT, INC.

By:    /s/ Jason Frain                       By:    /s/ [ILLEGIBLE] A Gardner
       --------------------------                   --------------------------
Name:  Jason Frain                           Name:  [ILLEGIBLE] A Gardner
       --------------------------                   --------------------------
Title: AVP                                   Title: MD
       --------------------------                   --------------------------
Date:  8/2/06                                Date:  9/6/06
       --------------------------                   --------------------------


HARTFORD SECURITIES
DISTRIBUTION COMPANY, INC.                   THORNBURG SECURITIES CORP.

By:    /s/ James Davey                       By:    /s/ Sasha Wilcoxon
       --------------------------                   --------------------------
Name:  James Davey                           Name:  Sasha Wilcoxon
       --------------------------                   --------------------------
Title: S.V.P.                                Title: AVP
       --------------------------                   --------------------------
Date:                                        Date:  8/5/06
       --------------------------                   --------------------------


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                                   SCHEDULE A


                               SEPARATE ACCOUNTS

         Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate
         Accounts are as follows:

         401 MARKET
         ----------
         K, K1, K2, K3, K4
         TK, TK1, TK2, TK3, TK4
         VK, VK1, VK2, VK3, VK4
         UK, UK1, UK2, UK3, UK4, 401

         403 AND 457 MARKETS
         -------------------
         DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
         Separate Account Two, Separate Account Eleven



                                   PORTFOLIOS

         Value Fund R1                 TVRFX
         International Value R1        TGVRX
         Core Growth R1                THCRX
         Investment Income Bldr R1     TIBRX


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                                   SCHEDULE B

In consideration of the services provided by the Company, THORNBURG INVESTMENT MANAGEMENT or THORNBURG SECURITIES CORP. (as applicable) agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.


                                           SERVICE
PORTFOLIO                                  FEES                     12b-1 FEES
--------------------------------------------------------------------------------

Thornburg Value Rl                         0.25%                    0.50%
Thornburg International Value Rl           0.25%                    0.50%
Thornburg Core Growth R1                   0.25%                    0.50%
Thornburg Investment Income Builder R1     0.25%                    0.50%


Notwithstanding the above, payment of 12b-1 fees is subject to the continued existence of the 12b-1 Plan. The Company acknowledges that the 12b-1 Plan: (a) will only renew each year so long as such renewal is approved by a vote of the governing board of each Fund (including a majority of the "non-interested" board members (as defined in the 1940 Act) who have no direct or indirect financial interest in the operation of the 12b-l Plan or this Agreement ("Independent Board Members"), (b) may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Board Members, (c) may be terminated by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on not more than 60 days' written notice, and (d) will automatically terminate upon its assignment (as defined under the 1940 Act).

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